UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 30, 2016

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-15731	98-0365432

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Seon Place – 4th Floor 141 Front Street PO Box HM 845 Hamilton HM 19, Bermuda		Not Applicable

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 441-295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On March 30, 2016, the registrant announced organizational changes within the Company.  The organizational changes are as follows:

•	John P. Doucette was named President and CEO of the Reinsurance Division. This includes all Reinsurance Underwriting and Claim operations worldwide.

•
Jonathan M. Zaffino was named President of the North American Insurance Division. Mr. Zaffino will assume oversight of our Canadian Insurance Operation which has been realigned with the U.S. into a North American region.

•
Michael G. Kerner will be joining the Company as Executive Vice President and Head of Strategy and Risk Management effective April 1, 2016.  Mr. Kerner joins Everest from Zurich Insurance Group, where he most recently held the position of Chief Executive Officer-General Insurance.

A copy of each news release is furnished herewith as Exhibits 99.1, 99.2 and 99.3, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit No.	Description

	99.1	News Release of the registrant,
dated March 30, 2016

	99.2	News Release of the registrant,
dated March 30, 2016

	99.3	News Release of the registrant,
dated March 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP, LTD.

By:	/S/ CRAIG HOWIE
Craig Howie
Executive Vice President and
Chief Financial Officer

Dated:  March 30, 2016

EXHIBIT INDEX

Exhibit
Number	Description of Document	Page No.

99.1	News Release of the registrant
	Dated March 30, 2016	5

99.2	News Release of the registrant
	Dated March 30, 2016	6

99.3	News Release of the registrant
	Dated March 30, 2016	8